UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 21, 2014
PRIMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Company held its 2014 annual stockholders' meeting on May 21, 2014. There were 54,621,108 shares of common stock outstanding and entitled to be voted, and 50,035,386 of those shares (91.60% of the outstanding shares) were represented in person or by proxy, at the Annual Meeting. The following is a summary of the proposals that were submitted to the stockholders for approval and a tabulation of votes with respect to each proposal:
Proposal 1 — Election of Ten Directors
The results of the voting on the election of directors are set forth below. There were 6,486,089 broker non-votes (11.87% of the outstanding shares) for each director on this proposal.

Nominee	Votes For	Votes Withheld
	(% of voted shares)	(% of voted shares)
John A. Addison, Jr.	43,450,119 (99.77%)	99,178 (0.23%)
Joel M. Babbit	43,367,304 (99.58%)	181,993 (0.42%)
P. George Benson	43,366,486 (99.58%)	182,811 (0.42%)
Gary L. Crittenden	42,962,895 (98.65%)	586,402 (1.35%)
Cynthia N. Day	42,831,469 (98.35%)	717,828 (1.65%)
Mark Mason	43,371,399 (99.59%)	177,898 (0.41%)
Robert F. McCullough	43,535,489 (99.97%)	13,808 (0.03%)
Beatriz R. Perez	43,535,045 (99.97%)	14,252 (0.03%)
D. Richard Williams	42,790,498 (98.26%)	758,799 (1.74%)
Barbara A. Yastine	43,533,078 (99.96%)	16,219 (0.04%)
Accordingly, each of the ten nominees received a plurality of the votes cast in favor of that director's election and was elected.
Proposal 2 — Non-Binding Approval of Named Executive Officer Compensation (Say-on-Pay)
The results of the voting on the Say-on-Pay proposal are set forth below. There were 6,486,089 broker non-votes (11.87% of the outstanding shares) on this proposal.

Votes For	Votes Against	Abstentions
(% of voted shares)	(% of voted shares)	(% of outstanding shares)
43,317,062 (99.46%)	210,459 (0.48%)	21,776 (0.05%)
Proposal 3 — Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
(% of voted shares)	(% of voted shares)	(% of outstanding shares)
49,840,672 (99.61%)	186,200 (0.37%)	8,514 (0.01%)	n/a
Accordingly, at least a majority of votes cast on the ratification of auditors were in favor of the proposal and the appointment of KPMG as independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2014		PRIMERICA, INC.

	By:	/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

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